Situs Holdings, LLC

2 Embarcadero Center, Suite 1300
San Francisco, CA 94111
Phone: 415.374.2820
Fax: 415.374.2704

Annual Compliance Statement
For period of January 1 through December 31, 2013

Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2013-C7

Depositor:                             MORGAN STANLEY CAPITAL I INC.
Trustee:                                 U.S. BANK NATIONAL ASSOCIATION
Certificate Administrator:     U.S. BANK NATIONAL ASSOCIATION
Situs
Pursuant to Section 13.9 of the Pooling and Servicing Agreement, I attest that:
(A)

A review of the activities of Situs Holdings, LLC, as Trust Advisor, during the period of January 1 through
December 31, 2013 and of its performance under the Relevant Servicing Criteria has been made under my supervision.

(B)

To the best of my knowledge, based on such review, Situs Holdings, LLC, as Trust Advisor, has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout such period.

By:
___________________________________________
Date: _________________________________
Linda Sanchez
Managing Director